SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On August 5, 2008, UFP Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference.    The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05               Costs Associated with Exit or Disposal Activities

On August 5, 2008, the Company committed to move forward with a plan to close its Macomb Township, Michigan automotive plant and consolidate operations into its newly acquired 250,000 square foot building in Grand Rapids, Michigan.  The Company’s decision is in response to the continued sluggish automotive industry and takes advantage of synergies afforded by the acquisition of Grand Rapids-based Stephenson & Lawyer in January, 2008.

The Macomb Township plant currently has approximately 55 employees, all whom will be offered employment in Grand Rapids and relocation assistance.   Stay bonuses will be available for those employees who remain with the Company through the transition.

The Company expects to incur approximately $1.4 million in one-time, pre-tax expenses over the next six-months, and to invest approximately $300,000 in building improvements in Grand Rapids.  Included in the $1.4 million amount above are approximately $400,000 of expenses the Company expects to incur relating to employee relocation and stay bonuses and approximately $100,000 in leasehold improvement write-offs.  The Company does not expect to incur any lease separation costs as the completion of the move is expected to coincide with the expiration of the Macomb Township lease at the end of December, 2008.  Total cash charges, net of related income tax benefits, are estimated at $1.1 million.  The Company expects annual cost savings of approximately $1.2 million as a result of the plant consolidation.

The press release referenced above and attached hereto as Exhibit 99.1 also announced the Grand Rapids plant consolidation and is incorporated herein in its entirety by reference.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 5, 2008 of UFP Technologies, Inc. announcing its financial results for the second quarter ended June 30, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2008	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 5, 2008 of UFP Technologies, Inc. announcing its financial results for the second quarter ended June 30, 2008.